Exhibit 23.3

CONSENT OF WHITE & CASE, LLC

We hereby consent to the use of our name under the heading “Enforcement of Civil Liabilities” in the Registration Statement on Form F-1 of Luxoft Holding, Inc, filed with the Securities and Exchange Commission on May 22, 2013, and all subsequent amendments thereto.

/s/ White & Case, LLC

May 22, 2013